ADDENDUM TO BYLAWS OF
                                RIGL CORPORATION
                            NOW KNOWN AS YP.NET, INC.
                              A NEVADA CORPORATION
                      (As Adopted effective June 22, 1998)

                             ADDENDUM TO ARTICLE IV
                     (As Adopted effective February 4, 2000)
                                    OFFICERS



     4.4.     Vice-Chairman of  the Board of  Directors. The Board of directors
              -----------------------------------------
will elect a Vice Chairman to serve as a non-executive Officer of the Corporation. The Vice Chairman will in the absence of the Chairman preside at all meetings of the Board of Directors and he vested with such other powers and duties as the Board may from time to time delegate to him.


                             CERTIFICATE OF ADOPTION
                             -----------------------

The undersigned Secretary of the Corporation, hereby testifies the foregoing Bylaws were adopted by the Board of Directors of YP.Net, Inc. a Nevada corporation, pursuant to a written consent and resolution of the Board of Directors, Dated February 4, 2000.



                                   /s/  Del Val Johnson Corporate: Secretary
                                   ---------------------------------------------
                                        Del Val Johnson Corporate: Secretary


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